Exhibit 99.1

Hercules Offshore Announces Second Quarter 2006 Earnings

HOUSTON, July 31 /PRNewswire-FirstCall/ — Hercules Offshore, Inc. (Nasdaq: HERO) today reported net income of $22.9 million, or $0.70 per diluted share, on operating revenues of $76.3 million for the second quarter of 2006, compared to net income of $8.2 million, or $0.34 per diluted share, on operating revenues of $37.0 million for the second quarter of 2005. Net income was $53.8 million, or $1.68 per diluted share, on operating revenues of $132.4 million for the six months ended June 30, 2006, compared to net income of $19.6 million, or $0.81 per diluted share, on operating revenues of $71.1 million for the six months ended June 30, 2005. The results for the six months ended June 30, 2006 include a gain recognized in the first quarter of 2006 of $18.6 million ($0.59 per diluted share), net of tax of $11.0 million, related to the settlement of the Company’s insurance claim on the loss of Rig 25 in Hurricane Katrina. Excluding the effect of this item, net income was $35.2 million, or $1.09 per diluted share. The results for the six months ended June 30, 2005 include a charge of $2.8 million ($0.12 diluted share) related to the early retirement of debt.

At June 30, 2006, the Company’s balance sheet reflected total assets of $492.3 million, including cash balances of $64.6 million, total debt of $94.0 million and stockholders’ equity of $326.5 million.

Randy Stilley, Chief Executive Officer and President of Hercules Offshore, Inc., commented on the results and outlook: “Our growth in earnings during the second quarter is a result of a number of factors, including strong market conditions in each of our business segments, our disciplined and focused acquisition strategy and our ability to execute on major shipyard projects in a timely and cost-efficient manner.”

“Looking forward, the Gulf of Mexico drilling market appears to be entering a period of potential weakness driven by a confluence of factors including: weak U.S. natural gas prices, the onset of hurricane season, and the decision by contractors with high-specification jackups that are scheduled to leave the U.S. Gulf of Mexico to secure lower risk jobs in the shallow water until the rigs depart. We believe the supply and demand balance in the U.S. Gulf will tighten as we exit hurricane season in the fourth quarter and as a result of the number of jackup rigs scheduled to depart the region. We believe we have largely mitigated the impact to the company from this potential weakness as we have contracted seven of our eight available jackups rigs into 2007. Furthermore, we continue to see strong demand for our liftboat fleet, largely driven by hurricane related repair and well-intervention work, which we expect to continue into 2007.”

Contract Drilling Services Highlights

During the second quarter of 2006, revenues from Domestic Contract Drilling Services were $38.3 million, compared to revenues of $26.3 million in the second quarter of 2005. Operating income increased to $22.4 million in the second quarter of 2006 from $11.2 million in the second quarter of 2005 despite the fact that operating days declined to 494 from 602 days in the respective periods. Operating days declined primarily as a result of the loss of Rig 25 during Hurricane Katrina and shipyard time for repairs to Rig 21 and for an upgrade to Rig 22. Both rigs are now out of the shipyard and under contract. The average daily revenue per rig in the segment increased to $77,513 in the second quarter of 2006, compared to $43,653 in the second quarter of 2005.

International Contract Drilling Services revenues and operating income, which reflect the start-up of Rig 16’s operations in Qatar, were $4.3 million and $1.9 million, respectively, in the second quarter of 2006. The second quarter revenues include standby revenues of approximately $2.0 million earned for a timely departure of the rig from the shipyard in the second quarter of 2006. The average daily revenue per rig was $129,577 in the second quarter of 2006, which includes the contract dayrate of $69,500 per day and the standby revenues of $2.0 million. Utilization was 89.2%. Our average daily revenue per rig is calculated by dividing the total revenue by the number of operating days in the period.

Marine Services Highlights

Domestic Marine Services revenues were $30.1 million in the second quarter of 2006, up from $10.8 million in the second quarter of 2005. Operating income increased to $14.0 million in the second quarter of 2006 from $3.0 million in the second quarter of 2005. The average daily revenue per liftboat increased to $10,765 in the second quarter of 2006 from $6,109 in the second quarter of 2005. Utilization for the Company’s domestic liftboats increased to 75.8% in the second quarter of 2006 from 73.8% in the second quarter of 2005. The total number of operating days increased to 2,802 from 1,766, which reflected the acquisitions of additional liftboats.

International Marine Services revenues and operating income, which reflect the operation of four liftboats in Nigeria acquired in November 2005, were $3.6 million and $1.1 million, respectively, during the second quarter of 2006. The average daily revenue per liftboat was $10,047 in the second quarter, and utilization was 98.0%.

Update on Recent Events

As previously announced, on June 1, 2006 the Company acquired five liftboats from Laborde Marine Lifts, Inc. The Company assumed construction of an additional liftboat pursuant to a construction agreement assigned to the Company by Laborde at the closing. The total purchase price in connection with the transaction was $52.0 million. The purchase price paid at closing was reduced by $2.7 million, the total amount remaining due under the construction agreement as of the closing date. Construction of the 200’ class liftboat is now completed and the vessel entered service on July 22, 2006. The six liftboats have leg lengths ranging from 105 feet to 200 feet and are currently located in the Gulf of Mexico.

In April 2006, the Company completed a public offering of 9,200,000 shares of common stock at $36.00 per share. The Company issued 1,600,000 shares of common stock, while the remaining 7,600,000 shares were sold by certain selling stockholders. The Company received approximately $54.2 million of proceeds from the offering, net of underwriter discounts and commissions and estimated expenses. The Company is using the net proceeds from the 1,600,000 shares it sold for general corporate purposes.

Headquartered in Houston, Hercules Offshore, Inc. owns a fleet of nine jackup drilling rigs and 51 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

The Company is providing net income before the gain on the insurance settlement of Rig 25 because management believes that this measure better reflects the normal operations of the Company as it excludes a significant gain realized on the loss of a rig in a recent hurricane.

For more information, please visit our website at www.herculesoffshore.com.

Conference Call Information

Hercules will conduct a conference call at 10:00 a.m. CDT on Monday, July 31, 2006 to discuss its second quarter 2006 financial results. The conference call will also be broadcast live via the

Internet at www.herculesoffshore.com. To participate in the conference call by telephone, please call, 10 minutes prior to the scheduled start time, one of the following telephone numbers:

866-543-6408 (Domestic)

617-213-8899 (International)

The access or confirmation code is 27959605

A replay of the conference call will be available by telephone on Monday, July 31, 2006 beginning at 12:00 p.m. CDT (1:00 p.m. EDT), through Monday, August 7, 2006. The phone number for the conference call replay is (888)286-8010 or internationally (617)801-6888. The access code is 45069534. Additionally, the recorded conference call will be accessible through our website at www.herculesoffshore.com for 28 days after the conference call.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules’ most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Stephen M. Butz

Director of Corporate Development

Hercules Offshore, Inc.

713-979-9832

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	June 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$64,570	$47,575
Accounts receivable, net	59,257	38,484
Deposits	51	33
Assets held for sale	2,040	2,040
Insurance claims receivable	13,166	5,919
Prepaid expenses and other	3,839	6,160

Total current assets	142,923	100,211

PROPERTY AND EQUIPMENT, net	339,336	247,443
OTHER ASSETS	10,045	7,171

Total assets	$492,304	$354,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$1,400	$1,400
Accounts payable	21,157	13,281
Accrued liabilities	12,065	11,165
Taxes payable	2,051	122
Interest payable	1,928	1,759
Other current liabilities	750	2,401

Total current liabilities	39,351	30,128

LONG-TERM DEBT, net of current portion	92,550	93,250
DEFERRED INCOME TAXES	33,311	15,504
OTHER LIABILITIES	625	—
STOCKHOLDERS’ EQUITY	326,467	215,943

Total liabilities and stockholders’ equity	$492,304	$354,825

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUES
Contract drilling services	$42,567	$26,288	$69,564	$51,179
Marine services	33,730	10,787	62,866	19,951

	76,297	37,075	132,430	71,130

COSTS AND EXPENSES
Operating expenses for contract drilling services, excluding depreciation and amortization	13,822	12,095	24,929	23,336
Operating expenses for marine services, excluding depreciation and amortization	12,438	5,847	23,267	10,427
Depreciation and amortization	7,551	2,860	13,485	5,322
General and administrative, excluding depreciation and amortization	6,601	2,904	13,187	5,105

	40,412	23,706	74,868	44,190

OPERATING INCOME	35,885	13,369	57,562	26,940

OTHER INCOME (EXPENSE)
Interest expense	(2,163)	(2,534)	(4,249)	(4,837)
Gain on disposal of asset	—	—	29,580	—
Loss on early retirement of debt	—	(2,786)	—	(2,786)
Other, net	1,520	101	1,823	235

INCOME BEFORE INCOME TAXES	35,242	8,150	84,716	19,552
INCOME TAX PROVISION
Current income tax	(8,005)	—	(13,492)	—
Deferred income tax	(4,304)	—	(17,379)	—

NET INCOME	$22,933	$8,150	$53,845	$19,552

EARNINGS PER SHARE:
Basic	$0.73	$0.34	$1.74	$0.82
Diluted	$0.70	$0.34	$1.68	$0.81
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	31,570,354	23,922,850	30,909,517	23,821,044
Diluted	32,829,076	24,243,180	32,126,429	24,020,647

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$53,845	$19,552
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,485	5,322
Stock based compensation expense	1,461	—
Deferred income taxes	17,379	—
Amortization of deferred financing fees	327	492
Provision for bad debts	160	319
Loss on early retirement of debt	—	2,786
Gain on disposal of asset	(29,580)	—
(Increase) decrease in operating assets
Increase in accounts receivable	(20,933)	(8,707)
Increase in insurance claims receivable	(8,892)	—
Decrease in prepaid expenses and other	1,455	1,659
Increase (decrease) in operating liabilities
Increase in accounts payable	7,876	1,713
Increase in other current liabilities	5,829	2,949
Increase in other liabilities	625	—

Net cash provided by operating activities	43,037	26,085
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(118,936)	(87,374)
Deferred drydocking expenditures	(6,534)	(2,230)
Insurance proceeds received	50,090	—
Decrease (increase) in deposits	(18)	1,750

Net cash used in investing activities	(75,398)	(87,854)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	185,000
Payment of debt	(700)	(101,000)
Proceeds from issuance of common stock	54,199	—
Proceeds from exercise of stock options	221	—
Payment of debt issuance costs	(632)	(5,636)
(Distributions to) contributions from members	(3,732)	4,329

Net cash provided by financing activities	49,356	82,693

NET INCREASE IN CASH AND CASH EQUIVALENTS	16,995	20,924
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	47,575	14,460

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$64,570	$35,384

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Domestic Contract Drilling Services Segment:
Number of rigs (as of end of period)	7	8	7	8
Operating days	494	602	876	1,212
Available days	524	637	974	1,251
Utilization (1)	94.3%	94.5%	89.9%	96.9%
Average revenue per rig per day (2)	$77,513	$43,653	$74,530	$42,234
Average operating expense per rig per day (3)	$23,318	$18,988	$23,949	$18,654
Revenues	$38,291	$26,288	$65,288	$51,179
Operating expenses, excluding depreciation and amortization	$12,219	$12,095	$23,326	$23,336
Depreciation and amortization	$2,089	$1,318	$3,741	$2,610
General and administrative expenses, excluding depreciation and amortization	$1,587	$1,682	$3,373	$2,865
Operating income	$22,396	$11,193	$34,848	$22,368

International Contract Drilling Services Segment:
Number of rigs (as of end of period)	2	—	2	—
Operating days	33	—	33	—
Available days	37	—	37	—
Utilization (1)	89.2%	—	89.2%	—
Average revenue per rig per day (2)	$129,577	—	$129,577	—
Average operating expense per rig per day (3)	$43,320	—	$43,320	—
Revenues	$4,276	—	$4,276	—
Operating expenses, excluding depreciation and amortization	$1,603	—	$1,603	—
Depreciation and amortization	$251	—	$251	—
General and administrative expenses, excluding depreciation and amortization	$472	—	$507	—
Operating income	$1,950	—	$1,915	—

Domestic Marine Services Segment:
Number of liftboats (as of end of period)	47	39	47	39
Operating days	2,802	1,766	5,652	3,218
Available days	3,699	2,392	7,157	4,372
Utilization (1)	75.8%	73.8%	79.0%	73.6%
Average revenue per liftboat per day (2)	$10,765	$6,109	$9,865	$6,200
Average operating expense per liftboat per day (3)	$2,935	$2,444	$2,801	$2,385
Revenues	$30,163	$10,787	$55,760	$19,951
Operating expenses, excluding depreciation and amortization	$10,857	$5,847	$20,050	$10,427
Depreciation and amortization	$4,910	$1,534	$8,888	$2,701
General and administrative expenses, excluding depreciation and amortization	$417	$380	$1,162	$821
Operating income	$13,979	$3,026	$25,660	$6,002

International Marine Services Segment:
Number of liftboats (as of end of period)	4	—	4	—
Operating days	355	—	712	—
Available days	364	—	724	—
Utilization (1)	98.0%	—	98.0%	—
Average revenue per liftboat per day (2)	$10,047	—	$9,980	—
Average operating expense per liftboat per day (3)	$4,346	—	$4,445	—
Revenues	$3,567	—	$7,106	—
Operating expenses, excluding depreciation and amortization	$1,581	—	$3,217	—
Depreciation and amortization	$274	—	$553	—
General and administrative expenses, excluding depreciation and amortization	$593	—	$1,354	—
Operating income	$1,119	—	$1,982	—

Total Company:
Revenues	$76,297	$37,075	$132,430	$71,130
Operating expenses, excluding depreciation and amortization	$26,260	$17,942	$48,196	$33,763
Depreciation and amortization	$7,551	$2,860	$13,485	$5,322
General and administrative expenses, excluding depreciation and amortization	$6,601	$2,904	$13,187	$5,105
Operating income	$35,885	$13,369	$57,562	$26,940
Interest expense	$2,163	$2,534	$4,249	$4,837
Loss on early retirement of debt	$—	$2,786	$—	$2,786
Gain on disposal of asset	$—	$—	$29,580	$—
Other income	$1,520	$101	$1,823	$235
Income before income taxes	$35,242	$8,150	$84,716	$19,552
Income tax expense	$12,309	$—	$30,871	$—
Net income	$22,933	$8,150	$53,845	$19,552

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, which included Rig 16, Rig 21, Rig 26 and Rig 31, or cold-stacked units, which included three of our liftboats, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.
(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.
(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract.